EXHIBIT 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), is dated and made effective as of June 28, 2005 between SCHEID VINEYARDS CALIFORNIA INC., a California corporation ( the “Debtor”) to and in favor of RABOBANK, N.A. (“Rabobank”).

Capitalized terms used in this Agreement without definition have the meanings given them in that certain Credit Agreement dated as of the date of this Agreement, by and between the Debtor and Rabobank (the “Credit Agreement”).

ARTICLE 1
THE SECURITY

The Debtor hereby assigns and grants to Rabobank, a security interest in all of the following described property now owned or hereafter acquired by the Debtor (collectively, the “Collateral”):

(a)           Accounts, contract rights, documents, documents of title, payment intangibles, investment property, chattel paper, instruments and deposit accounts.

(b)           Inventory.

(c)           Equipment, other than equipment used in connection with the Debtor’s winery operations on the Hacienda property described on Exhibit “A” attached hereto.

(d)           Fixtures, other than fixtures used in connection with the Debtor’s winery operations on the Hacienda property described on Exhibit “A” attached hereto.

(e)           Farm products.

(f)            General intangibles, including, but not limited to, all Intellectual Property (defined herein).

(g)           Accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral.

(h)           Substitutes or replacements for any Collateral, all proceeds, products, rents and profits of any Collateral, all rights under warranties and insurance contracts covering the Collateral, and any causes of action relating to the Collateral.

(i)            Books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”).

ARTICLE 2
THE SECURED OBLIGATIONS

The Debtor makes the assignment and grants the security interest to secure the following obligations (collectively, the “Secured Obligations”) in any order of priority that Rabobank may choose:

(a)           payment and performance of all Obligations (as defined in the Credit Agreement), including, but not limited to the indebtedness of the Debtor to Rabobank in the amount of up to $52,000,000.00 evidenced by the Notes (as defined in the Credit Agreement);

(b)           payment and performance of all obligations of the Debtor arising under this Agreement;

(c)           payment and performance of all future advances and other obligations of the Debtor to Rabobank, whether now existing or hereafter incurred or created, whether voluntary or involuntary, whether due or not due, whether absolute or contingent, or whether incurred directly or acquired by Rabobank by assignment or otherwise, and including any obligation or liability arising pursuant to any derivative or hedge transaction of any kind entered into with Rabobank and/or any Affiliate of Rabobank; and

(d)           payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the matters described in this Article 2.

ARTICLE 3
DEBTOR’S COVENANTS

The Debtor represents, covenants and warrants that, unless compliance is waived by Rabobank in writing:

(a)           The Debtor will properly preserve, maintain and care for the Collateral in good working order and condition, ordinary wear and tear excepted; defend the Collateral against any adverse claims and demands that could reasonably be expected to have a Material Adverse Effect; protect, diligently collect all accounts consistent with current business practices; and keep complete, current, and accurate Books and Records with respect to the Collateral and any proceeds or collections.

(b)           The Debtor will notify Rabobank in writing prior to any change in the location(s) of (i) the Debtor’s place of business or the Debtor’s chief executive office if the Debtor has more than one place of business, (ii) the Debtor’s state of organization, (iii) the Debtor’s books and records concerning any Collateral.  The Debtor will notify Rabobank in writing prior to any change in the Debtor’s name, identity or business structure.

(c)           Except for liens expressly permitted under the terms of the Credit Agreement, the Debtor has not granted and will not grant any security interest in any of the Collateral except to Rabobank, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of Rabobank and such permitted liens.

(d)           The Debtor will promptly notify Rabobank in writing of any event which (i) materially adversely affects the value of the Collateral, and (ii) affects the ability of the Debtor or Rabobank to dispose of the Collateral, or the rights and remedies of Rabobank in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure materially adversely affecting the Collateral, whether governmental or otherwise.

(e)           The Debtor will comply with all laws and regulations, whether federal or state, relating to any subsidy, entitlement, price support or similar program to which the Debtor may be entitled, to the extent that the Debtor’s Board of Directors, in its reasonable business judgment, determines the Debtor should participate in.  The Debtor will execute such additional documents as may be reasonably requested by Rabobank in connection with Rabobank’s security interest in such rights, including but not limited to government assignment forms.

(f)            Upon request of Rabobank, the Debtor shall furnish to Rabobank a list in writing of the buyers, processors, commission merchants, cooperatives, or selling agents to or through whom the Debtor sells any farm product or other Collateral.  In the event that the Debtor thereafter sells farm products or other Collateral to or through a person or entity not identified in the list, the Debtor shall notify

Rabobank of the sale not less than seven (7) days prior to the sale.  The list and any notice shall include the name and address of each person or entity and an identification of the types of farm products or other Collateral sold to or through that person or entity.

(g)           The Debtor shall pay all costs necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect Rabobank’s security interest.  Without waiving the Debtor’s default for failure to make any such payment, Rabobank at its option may pay any such costs and expenses, discharge encumbrances on the Collateral, and pay for insurance of the Collateral, and such payments shall be a part of the Secured Obligations and bear interest at the rate set out in the Secured Obligations.  The Debtor agrees to reimburse Rabobank on demand for any costs so incurred.

(h)           Until Rabobank exercises its rights to make collection, the Debtor will diligently collect all Collateral consistent with current business practices.

(i)            If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, the Debtor shall immediately deliver such document to Rabobank, together with any necessary endorsements.

(j)            The Debtor will not sell, lease, agree to sell or lease, or otherwise dispose of any Collateral except in accordance with Section 7.05(b) of the Credit Agreement.

(k)           The Debtor will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof (i) unless the Debtor first obtains the written consent of any owner, holder of any lien on the real property or fixture, or other person having an interest in such property to the removal by Rabobank of the Collateral from such real property or fixture, or (ii) Rabobank has a lien against such real property pursuant to a Deed of Trust which is a Loan Document.  Such written consent shall be in form and substance acceptable to Rabobank and shall provide that Rabobank has no liability to such owner, holder of any lien, or any other person.

ARTICLE 4
ADDITIONAL OPTIONAL REQUIREMENTS

The Debtor agrees that Rabobank may at its option at any time, whether or not an Event of Default exists:

(a)           Require the Debtor to deliver to Rabobank (i) copies of or extracts from the Books and Records, (ii) records and schedules which show the status and condition of the Collateral and where it is located, and (iii) information on any contracts or other matters affecting the Collateral.

(b)           Require the Debtor to deliver to Rabobank any instruments or chattel paper.

The Debtor agrees that Rabobank may at its option at any time, while an Event of Default exists:

(a)           Notify any account debtor, any buyers of the Collateral, or any other persons of Rabobank’s interest in the Collateral.

(b)           Require the Debtor to notify any account debtor to forward all payments and proceeds of the Collateral to Rabobank.

(c)           Require the Debtor to promptly market any crops or other farm products covered by this Agreement, if, in Rabobank’s opinion, the withholding of same from sale may jeopardize the Debtor’s ability to obtain a price sufficient to satisfy the Secured Obligations or any portion thereof.

ARTICLE 5
DEFAULTS

Any one or more of the following shall be a default hereunder:

(a)           An Event of Default under the Credit Agreement or any other Loan Document.

(b)           The Debtor breaches any term, provision, warranty or representation under this Agreement.

ARTICLE 6
RABOBANK’S REMEDIES AFTER DEFAULT

If an Event of Default exists, Rabobank may do any one or more of the following:

(a)           Pursue any or all of Rabobank’s remedies as set forth in this Agreement or the Credit Agreement.

(b)           Enforce the security interest given hereunder pursuant to the Uniform Commercial Code, as adopted and enacted by the State of California (the “Uniform Commercial Code”) and any other existing and future laws, orders, ordinances, rules and regulations by any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, with authority over the Debtor, and its respective properties, as applicable, including all laws relating to or imposing liability or standards of conduct concerning protection of health or the environment (the “Applicable Law”).

(c)           Enforce the security interest of Rabobank in any deposit account of the Debtor maintained with Rabobank by applying such account to the Secured Obligations.

(d)           Require the Debtor to obtain Rabobank’s prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral, other than ordinary course Inventory sales.

(e)           Require the Debtor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to Rabobank in kind.

(f)            Require the Debtor to assemble the Collateral, including the Books and Records, and make them available to Rabobank at a place designated by Rabobank.

(g)           Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities that are located on real property pledged pursuant to the deeds of trust granted by Debtor to secure the Secured Obligations) and any of the Debtor’s equipment (other than equipment that is excluded from Collateral definition), if Rabobank deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

(h)           Demand and collect any payments on and proceeds of the Collateral.  In connection therewith the Debtor irrevocably authorizes Rabobank to endorse or sign the Debtor’s name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to the Debtor and remove therefrom any payments and proceeds of the Collateral.

(i)            Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, upon reasonable prior notice to the Debtor as may be required under the Uniform Commercial Code.

(j)            Use or transfer any of the Debtor’s rights and interests in any Intellectual Property now owned or hereafter acquired by the Debtor, if Rabobank deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.  The Debtor agrees that any such use or transfer shall be without any additional consideration to the Debtor.  As used in this Agreement, “Intellectual Property” means all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which the Debtor has any right or interest, whether by ownership, license, contract or otherwise.

(k)           Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral.  The Debtor hereby consents to the appointment of such a receiver and agree not to oppose any such appointment.

(l)            Take such measures as Rabobank may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and the Debtor hereby irrevocably constitutes and appoints Rabobank as the Debtor’s attorney-in-fact to perform all acts and execute all documents in connection therewith.

(m)          Without notice or demand to the Debtor, set off and apply against any and all of the Secured Obligations any and all deposits (general or special, time or demand, provisional or final) and any other Secured Obligations, at any time held or owing by Rabobank or any of Rabobank’s agents or affiliates to or for the credit of the account of the Debtor or any guarantor or endorser of the Secured Obligations.

ARTICLE 7
MISCELLANEOUS

(a)           All notices and other communications provided for hereunder shall be given in accordance with the requirements of the Credit Agreement, to the address, facsimile number or (subject to the Credit Agreement), electronic mail address specified below, or to such other address as shall be designated by such party in a notice to the other parties.

If to the Debtor:

SCHEID VINEYARDS CALIFORNIA INC.

305 Hilltown Road

Salinas, California 93908

Telephone:            (831) 455-9990

Telefacsimile:        (831) 970-8715

email:      scott@scheidvineyards.com

If to Rabobank:

RABOBANK, N.A.

6715 North Palm Avenue, Suite 208

Fresno, California 93704

Telephone:  (559) 447-7828

Facsimile:  (559) 447-7840

email: Jill.Jelecich@Rabobank.com

(b)           Any waiver, express or implied, of any provision hereunder and any delay or failure by Rabobank to enforce any provision shall not preclude Rabobank from enforcing any such provision thereafter.

(c)           The Debtor shall, at the request of Rabobank, execute such other agreements, documents, or instruments in connection with this Agreement as Rabobank may reasonably deem necessary.  The Debtor hereby authorizes Rabobank to file one or more financing statements and such other documents as Rabobank may from time to time require to perfect or continue the perfection of Rabobank’s security interest in any of the Collateral.  The Debtor shall pay all fees and costs that Rabobank may incur in preparing and filing such documents in public offices and in obtaining such record searches as Rabobank may reasonably require.

(d)           This Agreement shall be governed by and construed according to the laws of the State of California, without giving effect to conflicts of law principals.

(e)           All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by the Applicable Law.  Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

(f)            All terms not defined herein or in the Credit Agreement are used as set forth in the Uniform Commercial Code.

(g)           In the event of any action by Rabobank to enforce this Agreement or to protect the security interest of Rabobank in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, the Debtor agrees to pay immediately the costs and expenses thereof, together with reasonable attorney’s fees and allocated costs for in-house legal services.

(h)           This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between Rabobank and the Debtor shall be closed at any time, shall be equally applicable to any new transactions thereafter.

(i)            Rabobank’s rights hereunder shall inure to the benefit of its successors and assigns.  In the event of any assignment or transfer by Rabobank of any of the Secured Obligations or the Collateral, Rabobank thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Rabobank shall retain all rights and powers hereby given with respect to any of the Secured Obligations or the Collateral not so assigned or transferred.  All representations, warranties and agreements of the Debtor if more than one are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of the Debtor.

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IN WITNESS WHEREOF, the Debtor has executed this Security Agreement as of the date first above written.

DEBTOR:

SCHEID VINEYARDS CALIFORNIA INC., a California corporation

By:	/s/ Michael Thomsen
Michael Thomsen, Chief Financial Officer